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                                                                EXHIBIT (a)(1.5)

                                 AUTOBYTEL INC.

                               NOTICE TO WITHDRAW

              PURSUANT TO THE OFFER TO EXCHANGE OUTSTANDING OPTIONS HAVING AN EXERCISE PRICE OF MORE THAN $4.00 PER SHARE

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                     THE OFFER AND WITHDRAWAL RIGHTS EXPIRE
                 AT 5:00 P.M. PACIFIC TIME ON JANUARY 15, 2002,
                 UNLESS THE OFFER IS EXTENDED BY AUTOBYTEL INC.

                DELIVERY OF THIS NOTICE TO WITHDRAW TO AN ADDRESS
              OTHER THAN AS SET FORTH BELOW OR TRANSMISSION VIA FAX
            TO A NUMBER OTHER THAN AS SET FORTH BELOW OR TRANSMISSION
                VIA E-MAIL WILL NOT CONSTITUTE A VALID DELIVERY.

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To: Autobytel Inc.
Attention:  General Counsel
18872 MacArthur Boulevard
Irvine, California  92612
Telephone: (949) 225-4500
Fax: (949) 862-1323

      Pursuant to the terms of the Offer to Exchange Outstanding Options having an Exercise Price of More Than $4.00 Per Share With New Options dated December 14, 2001 (the "Offer to Exchange"), the related cover letter and a Letter of Transmittal (the Offer to Exchange, the related cover letter and the Letter of Transmittal, as they may be amended from time to time, are collectively referred to herein as the "Offer"), I previously tendered to Autobytel Inc., a Delaware corporation (the "Company" or "Autobytel"), (i) all of my options (the "Tendered Options") to purchase shares of common stock, $0.001 par value, of the Company having an exercise price of more than $4.00 per share, (ii) all my options which were granted during the six (6) month period prior to the commencement date of the Offer and (iii) any options that were granted to me during the Offer, in exchange for "New Options."

      I now wish to change that election and withdraw my tender of the Tendered Options. I understand that by signing this Notice to Withdraw (this "Notice") and delivering it to Autobytel no later than the "expiration date," I will be able to withdraw my tender of the Tendered Options. I have received all the terms and conditions of the Offer. I have received the instructions attached to this Notice. The term "expiration date" means 5:00 p.m. Pacific time on January 15, 2002, unless Autobytel extends the Offer, in which case the term "expiration date" refers to the latest time and date at which the Offer, as so extended, expires.

      I understand that in order to withdraw my tender of the Tendered Options, I must sign, date and deliver this Notice to Withdraw to Autobytel at the address listed above no later than the expiration date.

      I understand that by withdrawing my tender of the Tendered Options, I will not receive any New Options pursuant to the Offer, and I will keep the Tendered Options that I have. These options will continue to be governed by the stock option plan under which they were granted and by the existing option agreements between Autobytel and me.


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      I understand that I may change this election, and once again tender the
Tendered Options, by submitting a new Letter of Transmittal, in accordance with the instructions to the Letter of Transmittal, to Autobytel at the address listed above no later than the expiration date.

      I understand that if I turn in this Notice after the expiration date, this Notice will not be accepted, and my most current Letter of Transmittal submitted to Autobytel will remain in effect, and I will be deemed to have tendered the Tendered Options pursuant to the terms of the Offer.

      I have signed this Notice and printed my name exactly as it appears on the Letter of Transmittal.

                             SIGNATURE OF OWNER


                             x
                             ---------------------------------------------
                             Signature of Holder or Authorized Signatory
                                     (See Instructions 1 and 2)

                             Date:                                ,
                                  --------------------------------  ------
                             Print Name:
                                        ----------------------------------
                             Capacity:
                                      ------------------------------------
                             Address:
                                     -------------------------------------
                             Telephone No. (with area code):
                                                            --------------------
                             Tax ID/Social Security No.:
                                                        ------------------


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                INSTRUCTIONS TO NOTICE TO WITHDRAW FROM THE OFFER
              FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

1.    DELIVERY OF NOTICE TO WITHDRAW.

      A properly completed and executed original of this Notice to Withdraw (or a faxed copy of it), and any other documents required by this Notice to Withdraw, must be received by the General Counsel of Autobytel Inc., either by fax (949-862-1323), mail or hand delivery to Autobytel Inc., 18872 MacArthur Boulevard, Irvine, California 92612, no later than the expiration date. Transmission by e-mail will not constitute a valid delivery.

      The method by which you deliver any required documents is at your option and risk, and the delivery will be deemed made only when actually received by Autobytel. In all cases, you should allow sufficient time to ensure timely delivery.

      Although by submitting a Notice to Withdraw you have withdrawn your Tendered Options from the Offer, you may change your mind and elect to participate in the Offer until the expiration date. Tenders of options made through the Offer may be made at any time before the expiration date. If the Offer is extended by Autobytel, you may tender your options at any time until the extended expiration of the Offer. If you change your mind and would like to elect to participate in the Offer, you must deliver a new signed and dated Letter of Transmittal (or a faxed copy of the Letter of Transmittal) with the required information to Autobytel, while you still have the right to participate in the Offer. Your options will not be properly tendered for purposes of the Offer unless the withdrawn options are properly re-tendered before the expiration date by delivery of the new Letter of Transmittal following the procedures described in the instructions to the Letter of Transmittal, and your new Letter of Transmittal clearly indicates a date and time that is later than your Notice to Withdraw.

      If you do not wish to withdraw your Tendered Options from the Offer, you should not fill out this Notice to Withdraw. If you wish to withdraw any of your Tendered Options, you must withdraw all of your Tendered Options. You cannot withdraw only a portion of your Tendered Options.

      By signing this Notice to Withdraw (or a faxed copy of it), you waive any right to receive any notice of the withdrawal of the tender of your options.

2.    SIGNATURES ON THIS NOTICE TO WITHDRAW.

      If this Notice to Withdraw is signed by the holder of the Tendered Options, the signature must correspond with the name as written on the face of the option agreement or agreements to which the options are subject without alteration, enlargement or any change whatsoever. If your name has been legally changed since your option agreement was signed, please submit proof of the legal name change.

      If this Notice to Withdraw is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person should so indicate when signing, and proper evidence satisfactory to Autobytel of the authority of that person so to act must be submitted with this Notice to Withdraw.

      In addition to signing this Notice to Withdraw, you must print your name and indicate the date at which you signed. You must also include your government identification number, such as your social security number, tax identification number or national identification number (e.g., social security number), as appropriate.

3.    REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES.

      Any questions or requests for assistance, as well as requests for additional copies of the Offer to Exchange, Letter of Transmittal or this Notice to Withdraw may be directed to Autobytel Inc., Attention: Ariel Amir, General Counsel, by mail at 18872 MacArthur Boulevard, Irvine, California 92612, by email at


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ariela@autobytel.com or by fax at (949) 862-1323. Mr. Amir also can be reached at Autobytel by telephone (949) 225-4500. Copies will be furnished promptly at Autobytel's expense.

4.    IRREGULARITIES.

      All questions as to the validity, form, eligibility (including time of receipt) and acceptance of this withdrawal from the Offer will be determined by Autobytel in its discretion. Autobytel's determinations shall be final and binding on all parties. Autobytel reserves the right to reject any or all Notices to Withdraw that Autobytel determines not to be in proper form or the acceptance of which may, in the opinion of Autobytel's counsel, be unlawful. Autobytel also reserves the right to waive any of the conditions of the Offer and any defect or irregularity in the Notice to Withdraw, and Autobytel's interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties. No Notice to Withdraw will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with Notices to Withdraw must be cured within the time as Autobytel shall determine. Neither Autobytel nor any other person is or will be obligated to give notice of any defects or irregularities in Notices to Withdraw, and no person will incur any liability for failure to give any such notice.

5.    ADDITIONAL DOCUMENTS TO READ.

      You should be sure to read the Offer to Exchange and the Letter of Transmittal, and all documents referenced in the Offer to Exchange, before deciding to withdraw your Tendered Options.

6.    IMPORTANT TAX INFORMATION.

      You should refer to Sections 13 and 14 of the Offer to Exchange, which contain important income tax information.

      IMPORTANT: THE NOTICE TO WITHDRAW FROM THE OFFER TOGETHER WITH ALL OTHER REQUIRED DOCUMENTS MUST BE RECEIVED BY AUTOBYTEL, ON OR BEFORE THE EXPIRATION DATE.


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